UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

General Cable Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2009, General Cable Corporation, a Delaware corporation (the “Company”), completed a previously announced exchange offer pursuant to which it issued approximately $429.5 million aggregate principal amount of Subordinated Convertible Notes due 2029 (the “2029 Notes”) in exchange for approximately $464.4 million aggregate principal amount of its outstanding 1.00% Senior Convertible Notes due 2012. The 2029 Notes were issued pursuant to an Indenture, dated December 18, 2009, by and between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Indenture”).

The 2029 Notes will mature on November 15, 2029. The 2029 Notes are expressly subordinated in right of payment to all of the Company’s existing and future senior indebtedness, are effectively subordinated in right of payment to the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and are effectively subordinated to the obligations of the Company’s subsidiaries, including trade payables.

The Company will pay interest on the 2029 Notes in arrears on May 15 and November 15 of each year, beginning May 15, 2010. Until November 15, 2019, the 2029 Notes bear interest at the rate of 4.50% per year and thereafter bear interest at the rate of 2.25% per year. Beginning with the six month period commencing on November 15, 2019, the Company will pay contingent interest on the 2029 Notes during any six month interest period if the trading price of the 2029 Notes, as defined in the Indenture, for each of the five trading days ending on the second trading day immediately preceding the first day of the applicable six month interest period equals or exceeds 120% of the principal amount of the 2029 Notes. During any interest period when contingent interest is payable, the contingent interest will equal 0.375% of the average trading price of $1,000 in principal amount of the 2029 Notes during the five trading days ending on the second trading day immediately preceding the first day of the applicable six month interest period.

The 2029 Notes are convertible, under certain circumstances, into common stock at a conversion rate of 27.2109 shares per $1,000 principal amount of 2029 Notes. This conversion rate is equivalent to an initial conversion price of approximately $36.75 per share. Prior to August 31, 2029, holders may convert their 2029 Notes under certain circumstances. On and after August 31, 2029, the 2029 Notes will be convertible at any time prior to the close of business on the business day before the stated maturity date of the 2029 Notes. Upon conversion of a 2029 Note, if the conversion value is $1,000 or less, holders will receive an amount of cash in lieu of common stock equal to the lesser of $1,000 or the conversion value of the number of shares of common stock equal to the conversion rate. If the conversion value exceeds $1,000, in addition to this cash payment, holders will receive, at the Company’s election, cash or common stock or a combination of cash and common stock for the excess amount.

At any time on or after November 15, 2019, the Company may redeem all or a part of the 2029 Notes at a redemption price equal to 100% of the principal amount of the 2029 Notes, plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but excluding, the redemption date, if the last reported sale price of the Company’s common stock has been at least 150% of the conversion price then in effect for at least 20 trading days during the 30 consecutive trading day period immediately preceding the date on which the Company provides notice of redemption.

In addition, at any time on or prior to November 15, 2010, if a tax triggering event, as defined in the Indenture, has occurred, the Company may redeem all or a part of the 2029 Notes at a redemption price equal to 101.5% of the principal amount thereof, plus, if the redemption conversion value as of the redemption date of the 2029 Notes being redeemed exceeds their initial conversion value, 95% of the amount determined by subtracting the initial conversion value of such 2029 Notes from their redemption conversion value as of the redemption date, plus accrued and unpaid interest (including contingent and additional interest, if any) to, but excluding, the redemption date.

Upon a fundamental change, as defined in the Indenture, holders have the right to require the Company to purchase for cash all or any portion of their 2029 Notes at a price equal to 100% of the principal amount of the 2029 Notes, plus accrued and unpaid interest (including contingent and additional interest, if any) to, but excluding, the fundamental change purchase date.

The Indenture contains customary terms and covenants that upon certain events of default, including, without limitation, certain failures to pay amounts due under the 2029 Notes when due, the failure to perform or observe any term, covenant or agreement under the Indenture, or certain defaults under other agreements or instruments, occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the 2029 Notes then outstanding may declare the principal of the 2029 Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. Upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. In the case of certain events of bankruptcy or insolvency relating to the Company or any significant subsidiary, the principal amount of the 2029 Notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable without any declaration or other act of the trustee or the holders of the 2029 Notes.

The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 8.01	Other Events.

On December 18, 2009, the Company issued a press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	The following have been filed as exhibits to this Form 8-K:

4.1	Subordinated Convertible Note Indenture, dated December 18, 2009, for the Subordinated Convertible Notes due 2029, by and between General Cable Corporation and U.S. Bank National Association, as Trustee.

4.2	Form of Note (Included as Exhibit A to the Indenture, attached as Exhibit 4.1 hereto).

99.1	Press Release of General Cable Corporation dated December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: December 21, 2009	By: /s/ Robert J. Siverd
Name: Robert J. Siverd
Title: Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Subordinated Convertible Note Indenture, dated December 18, 2009, for the Subordinated Convertible Notes due 2012, by and between General Cable Corporation and U.S. Bank National Association, as Trustee.

4.2	Form of Note (Included as Exhibit A to the Indenture, attached as Exhibit 4.1 hereto).

99.1	Press Release of General Cable Corporation dated December 18, 2009.

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